EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 1999 Stock Incentive Plan and the 1999 Employee Stock Purchase Plan of Sequenom, Inc. of our report dated March 11, 2005, with respect to the consolidated financial statements and schedule of Sequenom, Inc., included in its Annual Report on Form 10-K for the year ended December 31, 2004 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission and of our report dated April 25, 2005, with respect to Sequenom, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Sequenom, Inc. included in its Amendment No. 1 to the Annual Report (Form 10-K/A) for the year ended December 31, 2004 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Diego, California

May 31, 2005